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                                                                   EXHIBIT 10.11


                              E & E INVESTMENTS
                              85 S.W. 52ND AVE.
                             OCALA, FLORIDA 34474

                                 352-854-6266


August 16, 2000

Intellon Corporation
Attn: Bob Ciaraldi, V.P. of Operations
Ocala, Florida


Dear Bob:

       This letter will serve as our agreement to extend the lease you presently have with E&E Investments, for units 100-600 of 5100 West Silver Springs Blvd., which expires on December 31, 2000, for one year ending December 31, 2001. The new lease is being prepared which will indicate the extension and also granting you an additional one year option to extend through December 31, 2002.

       I hope this will suffice until the new lease is prepared, which will be very shortly.

       Thank You.

Sincerely,

E&E Investments

/s/ GEORGE D. EDWARDS
George D. Edwards
General Partner